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                                                                    Exhibit 99.1

August 12, 2002

Investors may contact:
Kevin Stitt, Bank of America, 704.386.5667
Lee McEntire, Bank of America, 704.388.6780

Media may contact:
Eloise Hale, Bank of America, 704.387.0013 eloise.hale@bankofamerica.com

               Bank of America will expense employee stock options

CHARLOTTE - Bank of America Corporation today announced its intention to begin accounting for all employee stock options as an expense beginning in fiscal 2003.

The company strongly urges the Financial Accounting Standards Board (FASB) to establish a standard process companies should use to expense stock options so there will be a uniform methodology in terms of valuation and transition. Such an approach is critical, the company said, so that investors can see and compare the impact of options across companies and industries.

"Bank of America is dedicated to the highest level of corporate accountability," said Ken Lewis, chairman and chief executive officer. "For example, we consistently work to enhance transparency of the company's condition through our financial statements, improve the processes of our Board of Directors and raise the standards to which we hold our employees, and especially management. While we believe that expensing stock employee stock options is the right thing to do, we have been cautious about adopting this approach without a uniform standard to be used by our company as well as competitors."

Until now, Bank of America has annually disclosed the potential impact of expensing options on its earnings in its annual report on form10-K.

One of the world's leading financial services companies, Bank of America is committed to making banking work for customers and clients like it never has before. Through innovative technologies and the ingenuity of its people, Bank of America provides individuals, small businesses and commercial, corporate and institutional clients across the United States and around the world new and better ways to manage their financial lives. The company enables customers to do their banking and investing whenever, wherever and however they choose through the nation's largest financial services network, including approximately 4,400 domestic offices and 13,000 ATMs, as well as 30 international offices serving clients in more than 150 countries, and an Internet Web site that provides online banking access for more than 3.8 million active users, more than any other bank.

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Bank of America stock (ticker: BAC) is listed on the New York, Pacific and
London stock exchanges. The company's Web site is www.bankofamerica.com. News, speeches and other corporate information may be found at www.bankofamerica.com/newsroom.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation, the Corporation's financial conditions, results of operations and earnings outlook. These forward-looking statements involve certain risks and uncertainties. Actual conditions, results and earnings may differ materially from those contemplated by such forward-looking statements. Factors that could cause this difference include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) costs or difficulties related to the integration of acquisitions are greater than expected; 4) general economic conditions, internationally, nationally or in the states in which the company does business, including the impact of the events of September 11, 2001 and the energy crisis, are less favorable than expected; 5) changes in the interest rate environment reduce interest margins and affect funding sources; 6) changes in market rates and prices may adversely affect the value of financial products; 7) legislation or regulatory requirements or changes may adversely affect the businesses in which the company is engaged; 8) litigation liabilities, including without limitation, costs, expenses, settlements and judgements, that may adversely affect the Corporation or its businesses; and 9) decisions to downsize, sell or close units or otherwise change the business mix of the company. For further information, please refer to the Bank of America reports filed with the SEC.

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